Exhibit 99.1

NESCO HOLDINGS, INC. TO PARTICIPATE IN THE 2020
ROTH CAPITAL CONFERENCE

FORT WAYNE, IN., March 11, 2020 - Nesco Holdings, Inc. (NYSE: NSCO, “Nesco”), a leading provider of specialty rental equipment to the electric utility, telecom and rail end-markets, today announced that representatives of the Company will participate in meetings at the ROTH Capital virtual conference. In advance of this conference, presentation materials will be made available in the investor relations section of Nesco’s website.

Investors may schedule virtual 1:1 meetings with Company management at the ROTH Capital Conference on March 17, 2020. Interested parties are encouraged to contact their ROTH institutional salesperson for more information.

ABOUT NESCO

Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental fleet of approximately 4,200 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit www.nescospecialty.com.

INVESTOR CONTACT

Noel Ryan, IRC
720.778.2415
investors@nescospecialty.com